Exhibit 99.1

NASDAQ: ONB
oldnational.com
FOR IMMEDIATE RELEASE January 23, 2018

Contacts:

Media:

Kathy A. Schoettlin – (812) 465-7269

Executive Vice President – Communications

Financial Community:

Lynell J. Walton – (812) 464-1366

Senior Vice President – Investor Relations

Old National’s 4th quarter includes strong commercial loan

growth and another successful partnership

4th QUARTER 2017 HIGHLIGHTS:

•	Organic commercial and commercial real estate loan growth[1] of 10.1% annualized from 3rd quarter of 2017

•	Cost of total deposits remained low at 0.20%, up just 1 basis point from 3rd quarter of 2017

•	Legacy noninterest expenses[2] declined 6.8% from 4th quarter of 2016

•	Anchor Bancorp, Inc. (Anchor-Minnesota) partnership closed November 1, 2017, less than 90 days following announcement

2017 HIGHLIGHTS:

•	Organic loan growth[1] of almost 5%; organic commercial and commercial real estate loan growth[1] of 10.1%

•	Cost of total deposits increased just 2 basis points to 0.19%

•	Credit quality metrics remain strong, with net charge-offs of just 0.03% of average total loans

•	Adjusted operating leverage improved over 350 basis points[2] from 2016

[1]	Excludes acquired loans; includes loans held for sale
[2]	Non-GAAP measure – refer to Tables 3 and 4 for Non-GAAP reconciliations

Evansville, Ind. (January 23, 2018) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported a 4th quarter 2017 net loss of $18.5 million, or $0.13 per diluted share. Full-year 2017 net income was $95.7 million, or $0.69 per diluted share.

As was previously disclosed in a Current Report on Form 8-K filed by Old National with the Securities and Exchange Commission on December 22, 2017, the 4th quarter results included an estimated revaluation of the Company’s deferred tax asset due to the new “H.R.1” tax reform law. Old National recorded $39.3 million of additional tax expense to estimate the impact of a reduction to its deferred tax asset. Also included in the 4th quarter were the following pre-tax charges: $11.9 million for merger and integration, $3.0 million for branch consolidations, $1.6 million in severance, $1.3 million for Foundation funding and $0.7 million for a client experience improvement initiative. Excluding these items from the current quarter and netting out securities gains, Old National would have reported net income of $32.7 million, or $0.22 per share. Refer to Table 5 for Non-GAAP net income reconciliation.

“Old National capped off a very successful 2017 with another strong quarter,” said Old National Chairman and CEO Bob Jones. “Our 4th quarter saw a continuation of strong operating results highlighted by double digit commercial loan growth coupled with strong credit quality, controlled deposit costs and steady core expenses. We accomplished all of this while expanding into Minnesota with the successful closing of our Anchor-Minnesota partnership. We are optimistic as we look ahead to 2018 given the strength of our franchise and the foundation we have built for sustained, positive operating leverage.

“While the immediate impact of the Tax Cut and Jobs Act is the necessary writedown of a portion of our deferred taxes, the positive impact that reduced taxes will have on Old National and our clients will be significant in 2018 and beyond,” continued Jones. “We are already hearing from our clients about increased investments in technology and other capital expenditures. This is a similar story for us, as we expect to use some of the benefit to enhance our client experience through increased investments in technology. We continue to be a leader in investments in our communities, underscoring our commitment by making a contribution to our Foundation.”

Committed to our Strategic Imperatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 13 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Balance Sheet and Net Interest Margin

At December 31, 2017, total period-end loans, including loans held for sale, increased $1.708 billion to $11.136 billion from $9.428 billion at September 30, 2017. Total loans acquired through the partnership with Anchor-Minnesota were $1.595 billion as of the date of closing. Excluding these acquired loans, Old National reported organic loan growth during the 4th quarter of $112.4 million, or 4.8% on an annualized basis. Old National’s portfolio of commercial and commercial real estate loans grew by $1.653 billion from the 3rd quarter. Of this increase, $1.516 billon was acquired through the Anchor-Minnesota partnership, resulting in $136.5 million, or 10.1% annualized, of organic commercial loan growth.

For the full-year 2017, Old National’s total loan portfolio grew $2.035 billion. Organic loan growth was $439.5 million, or 4.8%. The Company’s portfolio of commercial and commercial real estate loans grew $2.024 billion for the full year, of which $507.8 million was organic growth, an increase of 10.1% compared to 2016.

Total period-end core deposits, including demand and interest-bearing deposits, increased $1.949 billion to $12.441 billion at December 31, 2017, compared to $10.492 billion at September 30, 2017. Total core deposits assumed through the Anchor-Minnesota partnership were $1.777 billion as of the date of closing, of which $579.4 million were noninterest-bearing demand deposits. Excluding these assumed deposits, Old National reported organic deposit growth of $172.0 million for the 4th quarter while noninterest-bearing deposit balances increased $66.8 million during that same period. Old National’s cost of total deposits remained well controlled at 0.20% in the 4th quarter of 2017 compared to 0.19% in the 3rd quarter of 2017 and 0.18% in the 4th quarter of 2016.

Net interest income for the 4th quarter of 2017 totaled $118.6 million compared to $108.5 million in the 3rd quarter of 2017, and $109.9 million in the 4th quarter of 2016. On a fully taxable equivalent basis, net interest income was $124.7 million for the 4th quarter of 2017 and represented a net interest margin on total average earning assets of 3.47%. These results compare to net interest income on a fully taxable equivalent basis of $114.1 million and a margin of 3.52% in the 3rd quarter of 2017. In the 4th quarter of 2016, Old National reported net interest income on a fully taxable equivalent basis of $115.4 million and a margin of 3.63%. Refer to Table 6 for Non-GAAP taxable equivalent reconciliations.

As part of net interest income, Old National recorded $7.5 million in accretion income, which represents 21 basis points of the Company’s net interest margin. Accretion income is related to purchase accounting discounts from the Company’s various acquisitions. Total accretion income in the 3rd quarter of 2017 and the 4th quarter of 2016 reported by Old National was $11.1 million, or 34 basis points of the net interest margin, and $16.8 million, or 53 basis points of the net interest margin, respectively.

Noninterest Income

For the 4th quarter of 2017, total noninterest income amounted to $44.8 million and compares to $46.4 million reported in the 3rd quarter of 2017 and $62.8 million in the 4th quarter of 2016. As compared to the 3rd quarter, the 4th quarter of 2017 saw seasonal declines in service charge income (excluding the $0.9 million contribution from Anchor-Minnesota) and mortgage revenue as well as lower capital markets income. The 4th quarter of 2016 included a $12.8 million pre-tax deferred gain related to the repurchase of various bank properties as well as $6.4 million of recoveries on loans from the Company’s 2016 Wisconsin acquisition. For the two months since the closing of the partnership, Anchor-Minnesota contributed $2.6 million in noninterest income to the 4th quarter of 2017.

Noninterest Expenses

Noninterest expenses for Old National totaled $140.4 million for the 4th quarter of 2017. The current quarter included $18.5 million of pre-tax charges: $11.9 million for merger and integration, $3.0 million for branch consolidations, $1.6 million in severance, $1.3 million for Foundation funding and $0.7 million for a client experience improvement initiative. Old National also incurred $11.7 million in amortization of tax credit investments in the 4th quarter. Excluding these charges from the current quarter, Old National’s adjusted noninterest expense was $110.2 million. The newly acquired Anchor-Minnesota operations contributed $9.5 million in noninterest expenses during the 4th quarter for the two months since the closing of the partnership. Refer to Table 3 for Non-GAAP noninterest expense reconciliation.

For the 3rd quarter of 2017, Old National reported total noninterest expenses of $103.7 million, which included $4.7 million of pre-tax charges: $2.1 million related to branch consolidations, $1.9 million related to a client-experience improvement initiative, $0.4 million for merger and integration and $0.3 million in severance. In the 4th quarter of 2016, noninterest expenses totaled $126.3 million and included $18.3 million of pre-tax charges: $9.8 million for the termination of the Company’s pension plan, $5.1 million related to branch consolidations, $1.8 million in merger and integration charges and $1.6 million in severance. Old National consolidated 14 branches in the 4th quarter of 2017. With the addition of the newly acquired Minnesota branches, Old National currently operates 191 branches throughout its franchise.

Capital

At December 31, 2017, Old National’s capital position remained well above regulatory guideline minimums with regulatory tier 1 and total risk-based capital ratios of 10.4% and 11.4%, respectively, compared to 12.0% and 12.5% at September 30, 2017, and 11.7% and 12.2% at December 31, 2016. Old National did not repurchase any stock in the open market during the 4th quarter or full-year 2017.

The following table presents Old National’s risk-based and leverage capital ratios compared to industry requirements:

Table 1	Fully Phased-In Regulatory Guidelines Minimum		Consolidated ONB at December 31, 2017
Tier 1 Risk-Based Capital Ratio	≥	8.5%	10.4%
Total Risk-Based Capital Ratio	≥	10.5%	11.4%
Common Equity Tier 1 Capital Ratio	≥	7.0%	10.5%
Tier 1 Leverage Capital Ratio	≥	4.0%	8.3%

Old National’s ratio of tangible common equity to tangible assets was 7.65% at December 31, 2017, compared to 8.50% at September 30, 2017, and 7.92% at December 31, 2016. Refer to Table 13 for Non-GAAP reconciliations.

Credit

Old National recorded a provision expense of $1.0 million and had net charge-offs of $0.8 million in the 4th quarter of 2017. These results compare to $0.3 million in provision expense and net charge-offs of $1.1 million, and a provision recapture of $1.8 million and net charge-offs of nearly zero, in the 3rd quarter of 2017 and the 4th quarter of 2016, respectively. Net charge-offs for the 4th quarter of 2017 were 0.03% of average total loans on an annualized basis, compared to net charge-offs of 0.05% of average total loans in the 3rd quarter of 2017 and 0.00% in the 4th quarter of 2016.

Delinquencies remained low as Old National reported 30-89 day delinquent loans of 0.37% in the 4th quarter of 2017 compared to 0.34% in the 3rd quarter of 2017. Old National’s 90+ day delinquent loans for the 4th quarter of 2017 were 0.01%, unchanged from the 3rd quarter of 2017.

For the full-year 2017, Old National recorded provision expense of $3.1 million and had net charge-offs of $2.5 million, or 0.03% of average total loans. This compares to the full-year 2016 provision expense of $1.0 million and net charge-offs of $3.4 million, or 0.04% of average total loans.

Old National’s allowance for loan losses at December 31, 2017, was $50.4 million, or 0.45% of total loans, compared to an allowance of $50.2 million, or 0.53% of total loans at September 30, 2017, and $49.8 million, or 0.55% of total loans, at December 31, 2016. The coverage ratio (allowance to non-performing loans) stood at 35% at December 31, 2017, compared to 37% at September 30, 2017, and 34% at December 31, 2016.

When reviewing Old National’s credit quality trends, it is important to remember that, in accordance with current accounting practices, the loans acquired from recent acquisitions were recorded at fair value with no allowance recorded at the acquisition date. As of December 31, 2017, the remaining discount on these acquired loans was $136.5 million, of which $46.1 million is applicable to loans acquired in the Anchor-Minnesota partnership.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

Table 2 ($ in millions)	4Q17 Excluding Anchor- Minnesota	4Q17 Anchor- Minnesota	4Q17 Consolidated	3Q17	4Q16
Non-Performing Loans (NPLs)	$128.0	$16.5	$144.5	$137.1	$145.8
Problem Loans (Including NPLs)	199.2	27.4	226.6	209.5	220.4
Special Mention Loans	141.6	46.5	188.1	130.2	95.5
Net Charge-Off (Recoveries) Ratio	0.03%	0.0	0.03%	0.05%	0.00%
Provision for Loan Losses	$1.0	$0.0	$1.0	$0.3	($1.8)
Allowance for Loan Losses	50.4	0.0	50.4	50.2	49.8
Remaining Loan Discount on Acquired Loans	90.4	46.1	136.5	96.5	129.7

Income Taxes

On a fully taxable-equivalent basis, Old National reported $46.5 million in income tax expense in the 4th quarter of 2017. Included in this number is a $39.3 million estimate for the revaluation of the Company’s deferred tax asset. This revaluation resulted from the new “H.R.1” tax reform law which was signed on December 22, 2017. As an estimate, this amount could be adjusted during the measurement period, which will end in December 2018.

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $17.5 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Tuesday, January 23, 2018, to discuss 4th quarter and full-year 2017 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on January 23 through February 6. To access the replay, dial 1-855-859-2056, Conference ID Code 6268317.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Table 3 – Non-GAAP Reconciliation-Noninterest Expenses

($ in millions)	4Q17	4Q16
Noninterest Expense As Reported	$140.4	$126.3
Less: Merger and Integration Charges	(11.9)	(1.8)
Less: Amortization of Tax Credit Investments	(11.7)	—
Less: Pension Termination Charges	—	(9.8)
Less: Branch Consolidations, Severance, Foundation Funding and Client Experience Initiative Charges	(6.6)	(6.7)
Adjusted Noninterest Expenses	$110.2	$108.0
Less: Anchor-Minnesota Expenses	(9.5)	0
Legacy ONB Noninterest Expenses	$100.7	$108.0

Table 4 – Non-GAAP Reconciliation-Operating Leverage

($ in millions)	2017	2016
Noninterest Expense As Reported	$448.8	$454.1
Less: Merger and Integration Charges	(12.3)	(15.9)
Less: Amortization of Tax Credit Investments	(11.7)	—
Less: Pension Termination Charges	—	(9.8)
Less: Branch Consolidations, Severance, Foundation Funding and Client Experience Initiative Charges	(14.0)	(13.7)
Adjusted Noninterest Expenses	$410.8	$414.7
Net Interest Income As Reported	$437.2	$402.7
FTE Adjustment	23.1	21.3
Net Interest Income (FTE Basis)	$460.3	$424.0
Total Noninterest Income As Reported	$183.4	252.8
Less: Securities Gains	(9.1)	(5.8)
Adjusted Noninterest Income	$174.2	$247.0
Total Revenue Less Securities Gains (FTE Basis)	$634.5	$671.0
Less: Gain on Sale of Insurance	—	($41.9)
Less: Gain on Repurchased Bank Properties, Other Gains	(.2)	(12.0)
Adjusted Total Revenue Less Securities Gains (FTE Basis)	$634.3	$617.1
Operating Leverage[1] (basis points)	(426)
Adjusted Operating Leverage[2] (basis points)	373

[1]	Year-over-year basis point change in noninterest expenses plus change in total revenue
[2]	Year-over-year basis point change in adjusted noninterest expenses plus change in adjusted total revenue

Table 5 – Non-GAAP Reconciliation-Adjusted Net Income

($ in millions, shares in 000s)	Reported 4Q17	Adjustments[1]	Adjusted 4Q17
Total Revenues (FTE Basis)	$169.5	($1.6)	$167.9
Less: Provision for Loan Losses	(1.0)	—	(1.0)
Less: Noninterest Expenses	(140.4)	18.5	(121.9)
Income before Income Taxes (FTE)	$28.1	$16.9	$45.0
Income Taxes	(46.6)	34.3	(12.3)
Net Income (Loss)	($18.5)	$51.2	$32.7
Average Shares Outstanding	146,875	—	146,875
Earnings (Loss) Per Share	($0.13)	$0.35	$0.22

[1]	Tax-effect calculations use estimated full-year 2017 FTE tax rate excluding the $39.3 million deferred tax asset revaluation

Table 6 – Non-GAAP Reconciliation-Fully Taxable Equivalent Net Interest Margin

($ in millions)	4Q17	3Q17	4Q16
Net Interest Income	$118.6	$108.5	$109.9
Taxable Equivalent Adjustment	6.1	5.6	5.5
Net Interest Income – Taxable Equivalent	$124.7	$114.1	$115.4
Average Earning Assets	$14,389.5	$12,959.7	$12,713.3
Net Interest Margin	3.47%	3.52%	3.63%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the merger with Anchor-Minnesota might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

TABLE 7

Financial Highlights (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Income Statement
Net interest income	$118,556	$108,478	$109,917	$437,168	$402,703
Provision for loan losses	1,037	311	(1,756)	3,050	960
Noninterest income	44,825	46,366	62,751	183,382	252,830
Noninterest expense	140,432	103,702	126,258	448,836	454,147
Net income (loss)	(18,493)	39,372	33,456	95,725	134,264

Per Common Share Data (Diluted)
Net income (loss) available to common shareholders	$(0.13)	$0.29	$0.25	$0.69	$1.05
Average diluted shares outstanding	146,875	135,796	135,383	138,513	128,301
Book value	14.17	14.07	13.42	14.17	13.42
Stock price	17.45	18.30	18.15	17.45	18.15
Dividend payout ratio	N/M	43%	52%	75%	50%
Tangible common book value (1)	8.37	9.02	8.30	8.37	8.30

Performance Ratios
Return on average assets	-0.45%	1.05%	0.91%	0.63%	0.98%
Return on average common equity	-3.51%	8.31%	7.33%	4.98%	7.84%
Return on average tangible common equity (1)	-5.05%	13.58%	12.57%	8.59%	13.73%
Net interest margin (FTE)	3.47%	3.52%	3.63%	3.48%	3.58%
Efficiency ratio (2)	81.60%	64.17%	69.53%	68.87%	65.82%
Net charge-offs (recoveries) to average loans	0.03%	0.05%	0.00%	0.03%	0.04%
Allowance for loan losses to ending loans	0.45%	0.53%	0.55%	0.45%	0.55%
Non-performing loans to ending loans	1.30%	1.46%	1.62%	1.30%	1.62%

Balance Sheet
Total loans	$11,118,121	$9,398,124	$9,010,512	$11,118,121	$9,010,512
Total assets	17,518,292	15,065,800	14,860,237	17,518,292	14,860,237
Total deposits	12,605,764	10,606,784	10,743,253	12,605,764	10,743,253
Total borrowed funds	2,578,204	2,411,111	2,152,086	2,578,204	2,152,086
Total shareholders’ equity	2,154,397	1,906,823	1,814,417	2,154,397	1,814,417

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	10.5%	11.7%	11.5%	10.5%	11.5%
Tier 1	10.4%	12.0%	11.7%	10.4%	11.7%
Total	11.4%	12.5%	12.2%	11.4%	12.2%
Leverage ratio (to average assets)	8.3%	8.8%	8.4%	8.3%	8.4%

Total equity to assets (averages)	12.69%	12.65%	12.44%	12.57%	12.55%
Tangible common equity to tangible assets	7.65%	8.50%	7.92%	7.65%	7.92%

Nonfinancial Data
Full-time equivalent employees	2,801	2,592	2,733	2,801	2,733
Number of branches	191	188	203	191	203

(1)	See non-GAAP measures on Table 13.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes amortization of intangibles and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis            EOP - End of period actual balances                                N/M - Not meaningful

TABLE 8

Income Statement (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Interest income	$135,134	$123,525	$121,849	$495,336	$447,134
Less: interest expense	16,578	15,047	11,932	58,168	44,431

Net interest income	118,556	108,478	109,917	437,168	402,703
Provision for loan losses	1,037	311	(1,756)	3,050	960

Net interest income after provision for loan losses	117,519	108,167	111,673	434,118	401,743

Wealth management fees	9,801	8,837	8,593	37,316	34,641
Service charges on deposit accounts	10,913	10,535	10,448	41,331	41,578
Debit card and ATM fees	4,756	4,248	4,183	17,676	16,769
Mortgage banking revenue	3,933	5,104	4,399	18,449	20,240
Insurance premiums and commissions	180	170	152	617	20,527
Investment product fees	5,791	5,193	5,155	20,977	18,822
Capital markets income	923	1,843	965	6,544	3,227
Company-owned life insurance	2,366	2,022	2,198	8,654	8,479
Change in FDIC indemnification asset	—	—	—	—	233
Other income	4,496	5,400	25,354	22,466	40,448
Net gain on sale of ONB Insurance Group, Inc.	—	—	—	—	41,864
Gains (losses) on sales of securities	1,588	2,972	1,239	9,135	5,848
Gains (losses) on derivatives	78	42	65	217	154

Total noninterest income	44,825	46,366	62,751	183,382	252,830

Salaries and employee benefits	74,785	57,783	72,344	246,738	252,892
Occupancy	12,168	11,670	11,591	46,511	50,947
Equipment	3,498	3,485	3,675	13,560	13,448
Marketing	3,803	2,646	3,495	13,172	14,620
Data processing	8,776	7,696	7,961	32,306	32,002
Communication	2,419	2,163	2,805	9,284	9,959
Professional fees	5,523	4,589	3,904	16,840	15,705
Loan expenses	1,730	1,542	1,963	6,596	7,632
Supplies	686	547	885	2,406	2,865
FDIC assessment	2,666	2,197	2,583	9,480	8,681
Other real estate owned expense	741	511	944	3,376	4,195
Amortization of intangibles	3,399	2,641	3,241	11,841	12,486
Amortization of tax credit investments	11,733	—	—	11,733	—
Other expense	8,505	6,232	10,867	24,993	28,715

Total noninterest expense	140,432	103,702	126,258	448,836	454,147

Income before income taxes	21,912	50,831	48,166	168,664	200,426
Income tax expense	40,405	11,459	14,710	72,939	66,162

Net income (loss)	$(18,493)	$39,372	$33,456	$95,725	$134,264

Diluted Earnings Per Share
Net income (loss)	$(0.13)	$0.29	$0.25	$0.69	$1.05

Average Common Shares Outstanding
Basic	146,073	135,120	134,670	137,821	127,705
Diluted	146,875	135,796	135,383	138,513	128,301

Common shares outstanding at end of period	152,040	135,523	135,159	152,040	135,159

TABLE 9

Balance Sheet (unaudited)

($ in thousands)

	December 31,	September 30,	December 31,
	2017	2017	2016
Assets
Federal Reserve Bank account	$54,361	$32,333	$36,496
Money market investments	13,318	17,382	9,642
Investments:
Treasury and government sponsored agencies	669,838	582,051	541,190
Mortgage-backed securities	1,674,584	1,458,385	1,535,659
States and political subdivisions	1,207,353	1,095,975	1,131,003
Other securities	453,765	451,082	441,110

Total investments	4,005,540	3,587,493	3,648,962

Loans held for sale	17,930	30,221	90,682
Loans:
Commercial	2,717,269	2,049,054	1,917,099
Commercial and agriculture real estate	4,354,552	3,370,211	3,130,853
Consumer:
Home equity	507,509	477,100	476,439
Other consumer loans	1,371,738	1,382,639	1,398,591

Subtotal of commercial and consumer loans	8,951,068	7,279,004	6,922,982
Residential real estate	2,167,053	2,119,120	2,087,530

Total loans	11,118,121	9,398,124	9,010,512

Total earning assets	15,209,270	13,065,553	12,796,294

Allowance for loan losses	(50,381)	(50,169)	(49,808)
Non-earning Assets:
Cash and due from banks	222,753	202,652	209,381
Premises and equipment	458,074	412,488	429,622
Goodwill and other intangible assets	881,147	684,253	692,695
Company-owned life insurance	403,753	356,897	352,956
Net deferred tax assets	110,857	137,951	181,863
Loan servicing rights	24,661	24,900	25,561
Other real estate owned	8,810	10,259	18,546
Other assets	249,348	221,016	203,127

Total non-earning assets	2,359,403	2,050,416	2,113,751

Total assets	$17,518,292	$15,065,800	$14,860,237

Liabilities and Equity
Noninterest-bearing demand deposits	$3,680,807	$3,034,696	$3,016,093
NOW accounts	3,115,822	2,539,233	2,596,595
Savings accounts	3,035,622	2,932,488	2,954,709
Money market accounts	1,139,077	648,378	707,748
Other time deposits	1,470,118	1,337,156	1,353,614

Total core deposits	12,441,446	10,491,951	10,628,759
Brokered CD’s	164,318	114,833	114,494

Total deposits	12,605,764	10,606,784	10,743,253
Federal funds purchased and interbank borrowings	335,033	317,021	213,003
Securities sold under agreements to repurchase	384,810	285,409	367,052
Federal Home Loan Bank advances	1,609,579	1,589,367	1,353,092
Other borrowings	248,782	219,314	218,939

Total borrowed funds	2,578,204	2,411,111	2,152,086
Accrued expenses and other liabilities	179,927	141,082	150,481

Total liabilities	15,363,895	13,158,977	13,045,820

Common stock, surplus, and retained earnings	2,204,669	1,941,020	1,873,789
Accumulated other comprehensive income (loss)	(50,272)	(34,197)	(59,372)

Total shareholders’ equity	2,154,397	1,906,823	1,814,417

Total liabilities and shareholders’ equity	$17,518,292	$15,065,800	$14,860,237

TABLE 10

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets:
Money market and other interest-earning investments	$54,611	$87	0.63%	$32,755	$85	1.03%	$40,791	$37	0.36%
Investments:
Treasury and gov’t sponsored agencies	611,982	3,031	1.98%	585,354	2,844	1.94%	551,665	2,754	2.00%
Mortgage-backed securities	1,573,578	8,139	2.07%	1,456,034	7,235	1.99%	1,504,887	7,182	1.91%
States and political subdivisions	1,178,113	13,312	4.52%	1,103,721	13,065	4.73%	1,141,703	13,458	4.72%
Other securities	454,824	3,126	2.75%	453,782	3,043	2.68%	445,877	2,868	2.57%

Total investments	3,818,497	27,608	2.89%	3,598,891	26,187	2.91%	3,644,132	26,262	2.88%

Loans: (2)
Commercial	2,480,987	26,577	4.19%	2,021,614	20,731	4.01%	1,871,338	17,453	3.65%
Commercial and agriculture real estate	3,989,684	47,683	4.68%	3,298,435	43,646	5.18%	3,125,500	45,375	5.68%
Consumer:
Home equity	502,837	5,442	4.29%	479,492	5,065	4.19%	485,984	4,597	3.76%
Other consumer loans	1,371,986	12,248	3.54%	1,384,057	12,242	3.51%	1,384,017	11,942	3.43%

Subtotal commercial and consumer loans	8,345,494	91,950	4.37%	7,183,598	81,684	4.51%	6,866,839	79,367	4.60%
Residential real estate loans	2,170,900	21,628	3.99%	2,144,478	21,190	3.95%	2,161,583	21,689	4.00%

Total loans	10,516,394	113,578	4.26%	9,328,076	102,874	4.35%	9,028,422	101,056	4.42%

Total earning assets	$14,389,502	$141,273	3.88%	$12,959,722	$129,146	3.95%	$12,713,345	$127,355	3.97%

Less: Allowance for loan losses	(50,601)			(51,130)			(52,691)
Non-earning Assets:
Cash and due from banks	$201,520			$233,017			$209,957
Other assets	2,046,544			1,845,612			1,806,507

Total assets	$16,586,965			$14,987,221			$14,677,118

Interest-Bearing Liabilities:
NOW accounts	$2,905,440	$714	0.10%	$2,570,321	$544	0.08%	$2,560,533	$430	0.07%
Savings accounts	3,010,761	1,324	0.17%	2,934,445	1,289	0.17%	2,952,666	1,138	0.15%
Money market accounts	994,574	394	0.16%	661,635	142	0.09%	703,904	142	0.08%
Other time deposits	1,443,050	3,203	0.88%	1,347,095	2,800	0.82%	1,392,410	2,714	0.78%

Total interest-bearing deposits	8,353,825	5,635	0.27%	7,513,496	4,775	0.25%	7,609,513	4,424	0.23%
Brokered CD’s	154,521	489	1.26%	119,707	350	1.16%	132,901	293	0.88%

Total interest-bearing deposits and CD’s	8,508,346	6,124	0.29%	7,633,203	5,125	0.27%	7,742,414	4,717	0.24%

Federal funds purchased and interbank borrowings	172,838	533	1.22%	220,918	655	1.18%	79,913	107	0.53%
Securities sold under agreements to repurchase	370,095	400	0.43%	315,285	280	0.35%	354,709	370	0.41%
Federal Home Loan Bank advances	1,543,690	6,871	1.77%	1,506,606	6,618	1.74%	1,264,368	4,383	1.38%
Other borrowings	241,695	2,650	4.39%	219,241	2,369	4.32%	218,860	2,355	4.30%

Total borrowed funds	2,328,318	10,454	1.78%	2,262,050	9,922	1.74%	1,917,850	7,215	1.50%

Total interest-bearing liabilities	$10,836,664	$16,578	0.61%	$9,895,253	$15,047	0.61%	$9,660,264	$11,932	0.49%

Noninterest-Bearing Liabilities
Demand deposits	$3,486,412			$3,049,503			$3,006,263
Other liabilities	159,243			146,271			184,598
Shareholders’ equity	2,104,646			1,896,194			1,825,993

Total liabilities and shareholders’ equity	$16,586,965			$14,987,221			$14,677,118

Net interest rate spread			3.27%			3.34%			3.48%

Net interest margin (FTE)			3.47%			3.52%			3.63%

FTE adjustment		$6,139			$5,621			$5,506

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 11

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets:
Money market and other interest-earning investments	$35,584	$258	0.72%	$32,697	$130	0.40%
Investments:
Treasury and gov’t sponsored agencies	578,640	11,453	1.98%	672,659	13,207	1.96%
Mortgage-backed securities	1,506,677	30,782	2.04%	1,295,749	24,174	1.87%
States and political subdivisions	1,134,532	53,359	4.70%	1,125,713	53,003	4.71%
Other securities	450,127	11,863	2.64%	438,832	10,391	2.37%

Total investments	3,669,976	107,457	2.93%	3,532,953	100,775	2.85%

Loans: (2)
Commercial	2,083,779	85,747	4.11%	1,835,317	70,591	3.85%
Commercial and agriculture real estate	3,426,757	171,483	5.00%	2,648,911	150,592	5.69%
Consumer:
Home equity	483,310	20,003	4.14%	459,648	20,356	4.43%
Other consumer loans	1,392,221	48,139	3.46%	1,336,381	45,020	3.37%

Subtotal commercial and consumer loans	7,386,067	325,372	4.41%	6,280,257	286,559	4.56%
Residential real estate loans	2,146,279	85,340	3.98%	1,995,060	80,963	4.06%

Total loans	9,532,346	410,712	4.31%	8,275,317	367,522	4.44%

Total earning assets	$13,237,906	$518,427	3.92%	$11,840,967	$468,427	3.96%

Less: Allowance for loan losses	(50,845)			(52,215)
Non-earning Assets:
Cash and due from banks	$207,677			$192,401
Other assets	1,907,963			1,661,200

Total assets	$15,302,701			$13,642,353

Interest-Bearing Liabilities:
NOW accounts	$2,676,760	$2,224	0.08%	$2,389,143	$1,529	0.06%
Savings accounts	2,964,875	4,980	0.17%	2,595,622	3,723	0.14%
Money market accounts	762,540	831	0.11%	763,909	840	0.11%
Other time deposits	1,363,529	10,907	0.80%	1,209,414	9,898	0.82%

Total interest-bearing deposits	7,767,704	18,942	0.24%	6,958,088	15,990	0.23%
Brokered CD’s	123,548	1,414	1.14%	152,233	1,293	0.85%

Total interest-bearing deposits and CD’s	7,891,252	20,356	0.26%	7,110,321	17,283	0.24%

Federal funds purchased and interbank borrowings	187,426	1,966	1.05%	137,997	673	0.49%
Securities sold under agreements to repurchase	336,539	1,270	0.38%	368,757	1,509	0.41%
Federal Home Loan Bank advances	1,481,314	24,818	1.68%	1,121,413	15,547	1.39%
Other borrowings	224,793	9,758	4.34%	222,708	9,419	4.23%

Total borrowed funds	2,230,072	37,812	1.70%	1,850,875	27,148	1.47%

Total interest-bearing liabilities	$10,121,324	$58,168	0.57%	$8,961,196	$44,431	0.50%

Noninterest-Bearing Liabilities
Demand deposits	$3,111,672			$2,776,140
Other liabilities	146,060			192,443
Shareholders’ equity	1,923,645			1,712,574

Total liabilities and shareholders’ equity	$15,302,701			$13,642,353

Net interest rate spread			3.35%			3.46%

Net interest margin (FTE)			3.48%			3.58%

FTE adjustment		$23,091			$21,293

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 12

Asset Quality (EOP) (unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Beginning allowance for loan losses	$50,169	$50,986	$51,547	$49,808	$52,233

Provision for loan losses	1,037	311	(1,756)	3,050	960

Gross charge-offs	(3,278)	(2,821)	(3,472)	(12,717)	(14,610)
Gross recoveries	2,453	1,693	3,489	10,240	11,225

Net (charge-offs) recoveries	(825)	(1,128)	17	(2,477)	(3,385)

Ending allowance for loan losses	$50,381	$50,169	$49,808	$50,381	$49,808

Net charge-offs (recoveries) / average loans (1)	0.03%	0.05%	0.00%	0.03%	0.04%

Average loans outstanding (1)	$10,509,552	$9,320,868	$9,018,280	$9,525,888	$8,265,169

EOP loans outstanding (1)	$11,118,121	$9,398,124	$9,010,512	$11,118,121	$9,010,512

Allowance for loan losses / EOP loans (1)	0.45%	0.53%	0.55%	0.45%	0.55%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$894	$879	$328	$894	$328

Non-performing loans:
Nonaccrual loans (2)	124,927	119,256	131,407	124,927	131,407
Renegotiated loans	19,589	17,886	14,376	19,589	14,376

Total non-performing loans	144,516	137,142	145,783	144,516	145,783

Foreclosed properties	8,810	10,259	18,546	8,810	18,546

Total underperforming assets	$154,220	$148,280	$164,657	$154,220	$164,657

Classified loans - “problem loans”	$226,583	$209,524	$220,429	$226,583	$220,429
Other classified assets	4,556	7,526	7,063	4,556	7,063
Criticized loans - “special mention loans”	188,085	130,197	95,462	188,085	95,462

Total classified and criticized assets	$419,224	$347,247	$322,954	$419,224	$322,954

Non-performing loans / EOP loans (1)	1.30%	1.46%	1.62%	1.30%	1.62%

Allowance to non-performing loans (3)	35%	37%	34%	35%	34%

Under-performing assets / EOP loans (1)	1.39%	1.58%	1.83%	1.39%	1.83%

EOP total assets	$17,518,292	$15,065,800	$14,860,237	$17,518,292	$14,860,237

Under-performing assets / EOP assets	0.88%	0.98%	1.11%	0.88%	1.11%

EOP - End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $34.0 million at December 31, 2017, $43.7 million at September 30, 2017 and $26.3 million at December 31, 2016.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

TABLE 13

Non-GAAP Measures (unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Actual End of Period Balances
GAAP shareholders’ equity	$2,154,397	$1,906,823	$1,814,417	$2,154,397	$1,814,417

Deduct:
Goodwill	828,051	655,018	655,018	828,051	655,018
Intangibles	53,096	29,235	37,677	53,096	37,677

	881,147	684,253	692,695	881,147	692,695

Tangible shareholders’ equity	$1,273,250	$1,222,570	$1,121,722	$1,273,250	$1,121,722

Average Balances
GAAP shareholders’ equity	$2,104,646	$1,896,194	$1,825,993	$1,923,645	$1,712,574

Deduct:
Goodwill	776,862	655,018	655,041	685,729	635,440
Intangibles	37,802	30,502	39,239	34,392	40,317

	814,664	685,520	694,280	720,121	675,757

Average tangible shareholders’ equity	$1,289,982	$1,210,674	$1,131,713	$1,203,524	$1,036,817

Actual End of Period Balances
GAAP assets	$17,518,292	$15,065,800	$14,860,237	$17,518,292	$14,860,237

Add:
Trust overdrafts	59	45	122	59	122

Deduct:
Goodwill	828,051	655,018	655,018	828,051	655,018
Intangibles	53,096	29,235	37,677	53,096	37,677

	881,147	684,253	692,695	881,147	692,695

Tangible assets	$16,637,204	$14,381,592	$14,167,664	$16,637,204	$14,167,664

Risk-weighted assets	$12,491,430	$10,495,407	$10,099,613	$12,491,430	$10,099,613

GAAP net income (loss)	$(18,493)	$39,372	$33,456	$95,725	$134,264

Add:
Amortization of intangibles (net of tax)	2,210	1,717	2,107	7,697	8,116

Tangible net income (loss)	$(16,283)	$41,089	$35,563	$103,422	$142,380

Tangible Ratios
Return on tangible common equity	-5.12%	13.44%	12.68%	8.12%	12.69%
Return on average tangible common equity	-5.05%	13.58%	12.57%	8.59%	13.73%
Return on tangible assets	-0.39%	1.14%	1.00%	0.62%	1.00%
Tangible common equity to tangible assets	7.65%	8.50%	7.92%	7.65%	7.92%
Tangible common equity to risk-weighted assets	10.19%	11.65%	11.11%	10.19%	11.11%
Tangible common book value (1)	8.37	9.02	8.30	8.37	8.30

Tangible common equity presentation includes other comprehensive income as is common in other company releases.

(1)    Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,298,327	$1,254,790	$1,176,849	$1,298,327	$1,176,849

Deduct:
Trust Preferred Securities (2)	—	45,000	45,000	—	45,000
Additional Tier 1 capital deductions	(10,000)	(13,498)	(30,968)	(10,000)	(30,968)

	(10,000)	31,502	14,032	(10,000)	14,032

Tier 1 common equity	$1,308,327	$1,223,288	$1,162,817	$1,308,327	$1,162,817

Risk-weighted assets	12,491,430	10,495,407	10,099,613	12,491,430	10,099,613

Tier 1 common equity to risk-weighted assets	10.47%	11.66%	11.51%	10.47%	11.51%

(2)	Trust Preferred Securities are now included in Tier 2 capital as a result of exceeding the $15 billion asset threshold from the Anchor-Minnesota acquisition.